Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 3, 2015, included as part of the consolidated financial statements of Sanchez Production Partners LLC as of December 31, 2014, which are incorporated by reference into the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-163426) of Sanchez Production Partners LP.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons
President and Chief Operating Officer

Houston, Texas

March 6, 2015